INFE HUMAN RESOURCES, INC.
                           2005 EQUITY INCENTIVE PLAN

                                   SECTION 1
                                    PURPOSE

The purpose of the Infe Human Resources, Inc. 2005 Equity Incentive Plan is to provide a means whereby Infe Human Resources, Inc., a Nevada corporation (the "Corporation"), may attract able persons to remain in or to enter the employ of the Corporation, a Parent Corporation, or a Subsidiary and to provide a means whereby those employees, officers, and other individuals or entities upon whom the responsibilities of the successful administration, management, planning, and/or organization of the Corporation may rest, and whose present and potential contributions to the welfare of the Corporation, a Parent Corporation or a Subsidiary are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Corporation. A further purpose of the Plan is to provide such employees and individuals or entities with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation over the long term. Accordingly, the Plan provides for granting Common Stock, Incentive Stock Options, options which do not constitute Incentive Stock Options, or any combination of the foregoing, as is best suited to the circumstances of the particular employees and individuals or entities as provided herein.

                                   SECTION 2
                                  DEFINITIONS

The following definitions shall be applicable during the term of the Plan unless specifically modified by any paragraph:

(a) Award means, individually or collectively, any Option granted pursuant to the Plan.

(b) Board means the board of directors of the Corporation.

(c) Change of Control Value means the amount determined in Clause (i), (ii) or
(iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Corporation in any merger, consolidation, sale or assets or dissolution transaction, (ii) the price per share offered to stockholders of the corporation in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Board as of the date determined by the Board to be the date of cancellation and surrender of an Option. If the consideration offered to stockholders of the Corporation in any transaction described in this Paragraph or Paragraphs (d) and
(e) of Section 8 consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(d) Code means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

(e) Committee shall mean the Compensation Committee of the Board or any other committee of the Board meeting the requirements of Rule 16b-3 and designated by the Board to administer the Plan.

(f) Common Stock means the common stock of the Corporation.

(g) Corporation means Infe Human Resources, Inc.

(h) Corporate Change means one of the following events:

    (i) the merger, consolidation or other reorganization of the Corporation in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Corporation, a class of securities of any other issuer (except common stock of a Subsidiary or Parent Corporation), cash or other property other than: (a) a merger, consolidation or reorganization of the Corporation which would result in the voting stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least sixty percent (60%) of the combined voting power of the voting stock of the Corporation or such surviving entity outstanding immediately after such merger, consolidation or reorganization of the Corporation; or (b) merger, consolidation or reorganization of the Corporation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than forty-nine percent (49%) of the combined voting power of the Corporation's then outstanding stock;

    (ii) the sale, lease or exchange of all or substantially all of the assets of the Corporation to any other corporation or entity (except common stock of a Subsidiary or Parent Corporation);

    (iii) the adoption by the stockholders of the Corporation of a plan of liquidation and dissolution;

    (iv) the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Corporation's outstanding capital stock whose beneficial membership prior to such acquisition was less than twenty-five percent(25%) or acquisition by a person or entity who currently has beneficial ownership of at least twenty-five percent (25%) which increases such person's or entity's beneficial ownership to fifty percent (50%) or more (based on voting power) of the Corporation's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board.

Notwithstanding the provisions of clause (iv) above, a Corporate Change shall not be considered to have occurred upon the acquisition (other than acquisition pursuant to any other clause in the preceding list) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Corporation's outstanding capital stock or the requisite percentage to increase their ownership to fifty percent (50%)resulting from a public offering of securities of the Corporation under the Securities Act of 1933, as amended.

(i) Designated Officer means an officer of the Corporation, such as the President or Chief Operating Officer, who is given authority by the Board or the Committee of the Board to grant options or make stock grants under the Plan.

(j) Exchange Act means the Securities Exchange Act of 1934, as amended.

(k) Fair Market Value means, as of any specified date, the closing price of the Common Stock on the NASDAQ (or, if the Common Stock is not listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board in such manner as it deems appropriate (such determination will be made in good-faith as required by Section 422(c)(1) of the Code and may be based on the advice of an independent investment banker or appraiser recognized to be expert in making such valuations).

(l) Grant means individually or collectively, any Common Stock granted pursuant to the Plan.

(m) Grantee means an employee, officer, other individual or entity who has been granted Common Stock pursuant to the Plan.

(n) Holder means an individual or entity who has been granted an Award.

(o) Incentive Stock Option means an Option that qualifies as an "incentive stock option" under Section 422 of the Code.

(p) Nonqualified Stock Option means an Option other than an Incentive Stock Option.

(q) Non-Employee Director means a director of the Corporation that qualifies as a "non-employee director" for purposes of Rule 16b-3.

(r) Option means an Award granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Common Stock and Nonqualified Stock Options to purchase Common Stock.

(s) Option Agreement means a written agreement between the Corporation and an employee with respect to an Option.

(t) Optionee means an employee, officer, entity or individual who has been granted an Option.

(u) Parent Corporation shall have the meaning set forth in Section 424(e) of the Code.

(v) Participants means individuals who are entitled to receive Grants or Awards under this Plan.

(w) Plan means the Infe Human Resources, Inc. 2005 Equity Incentive Plan.

(x) Rule 16b-3 means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

(y) Stock Appreciation Right or SAR shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which shall not be less than the Fair Market Value of one Share on such date of grant of the right, or the related Option, as the case may be. Any payment, by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(z) Subsidiary means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Corporation, or a corporation in which the Corporation owns a majority of the shares of capital stock, directly or indirectly, owns an equity interest of more than fifty percent(50%), except solely with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Code.

                                   SECTION 3
                    EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of the date of its adoption by the Board, provided that the Plan is ratified by the stockholders of the Corporation within twelve (12) months before or thereafter and on or prior to the date of the first annual meeting of stockholders of the Corporation held subsequent to the acquisition of an equity security by a Holder under this Plan for which exemption is claimed under Rule 16b-3.

The Plan shall be terminated and no further Awards or Grants may be made under the Plan after ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's shareholders, whichever is earlier. Subject to the provisions of Section 9, the Plan shall remain in effect until all Options granted under the Plan have been exercised or have expired by reason of lapse of time and all restrictions imposed upon restricted stock awards have lapsed.

Any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is granted.

                                   SECTION 4
                                 ADMINISTRATION

(a) Administration of Plan by the Board; Delegation to Committee. The Plan shall be administered by the Board in compliance with Rule 16b-3, and the Board may designate the Committee to administer the Plan, provided that at all times that it is administering the Plan, the Committee shall be composed solely of two or more Non-Employee Directors and shall meet all other requirements that may be applicable, from time to time, to the Committee under Rule 16b-3. Members of the Board or Committee shall abstain from participating in and deciding matters that directly affect their individual ownership interests under the Plan.

(b) Powers. Subject to the terms of the Plan, the Board and Committee each shall have authority, in its discretion, to determine which employees, officers, individuals or entities shall receive an Award or Grant, the time or times when such Award or Grant shall be made, whether Common Stock, an Incentive Stock Option or Nonqualified Option shall be granted and the number of shares of Common Stock which may be issued under each Option. In making such determinations, the Board or Committee may take into account the nature of the services rendered by the recipients of Grants or Awards, their present and potential contribution to the success of the Corporation, a Parent Corporation or a Subsidiary, and such other factors as the Board or Committee, in its discretion, shall deem relevant. To the extent consistent with applicable law, the Board or Committee may authorize one or more Designated Officers to make Awards or Grants to a designated class of eligible persons, within limits specifically prescribed by the Board or Committee; provided, however, that no such Designated Officer shall have or obtain authority to make Awards or Grants to himself or herself or to any person subject to Section 16 of the Exchange Act.

(c) Additional Powers. The Board and Committee each shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Board and Committee each is authorized in its sole discretion, exercised in a nondiscriminatory manner, to construe and interpret the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award or Grant, including such terms, restrictions and provisions as shall be requisite in the judgment of the Board or Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Board or Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award or Grant in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Board or Committee on the matters referred to in this
Section 4 shall be conclusive.

(d) Compliance With Code Section 162(m). If, and for so long as, the Corporation, a Parent Corporation or a Subsidiary is a "publicly-held corporation" as defined in Section 162(m)(2) of the Code, the Corporation may establish a Committee composed of outside directors who meet the requirements of Code Section 162(m) to (i) approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Corporation pursuant to Code Section 162(m) and (ii) administer the Plan. In addition, Options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code Section 162(m) and any Treasury Regulations promulgated thereunder.

(e) Committee's Authority. In the event a Committee qualifying under Rule 16b-3 and, if applicable, Code Section 162(m) is administering the Plan, all powers reserved to the Board under the Plan shall be exercised by the Committee.

                                   SECTION 5
                 GRANT OF OPTIONS AND STOCK SUBJECT TO THE PLAN

(a) Award Limits. The Board or Committee may from time to time grant Awards and/or make Grants to one or more employees, officers, individuals or entities determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6 of the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed Two million Two Hundred and Twenty Four Thousand (2,240,000) shares. In addition, no Options shall be granted under the Plan that would cause the total number of shares issuable upon exercise of all outstanding Options to exceed a number of shares which is equal to twenty (20%) of the then outstanding shares of Common Stock of the Corporation. Any of such shares which remain unissued and which are not subject to outstanding Options and/or Grants at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award or Grant. To the extent that an Award or Grant lapses or the rights of its Holder or Grantee terminate, any shares of Common Stock subject to such Award or Grant shall again be available for the grant of an Award or making of a Grant. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section 8 of the Plan with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Corporation for those shares acquired pursuant to a Grant, the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Nonqualified Stock Option.

(b) Stock Offered. The stock to be offered pursuant to an Award or Grant may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.

                                   SECTION 6
                                  ELIGIBILITY

An Incentive Stock Option Award made pursuant to the Plan may be granted only to an individual who, at the time of grant, is an employee of the Corporation, a Parent Corporation or a Subsidiary. An Award of an Option which is not an Incentive Stock Option or a Grant of Common Stock may be made to an individual who, at the time of Award or Grant, is an employee of the Corporation, a Parent Corporation or a Subsidiary, or, subject to the restrictions of applicable law, to any individual who has been identified by the Board or Designated Officer or Director to receive an Award or Grant due to their contribution or service to the Corporation, including service to members of the Board of Directors of the Corporation, a Parent Corporation or a Subsidiary. An Award or Grant made pursuant to the Plan may be made on more than one occasion to the same person, and such Award or Grant may include a Common Stock Grant, an Incentive Stock Option, a Nonqualified Stock Option, or any combination thereof. Each Award or Grant shall be evidenced by a written instrument duly executed by or on behalf of the Corporation.

                                   SECTION 7
                              STOCK OPTIONS/GRANTS

(a) Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Corporation and the Optionee which shall contain such terms and conditions as may be approved by the Board or Committee and agreed upon by the Holder. The terms and conditions of the respective Option Agreements need not be identical. Each Option Agreement shall specify the effect of termination of employment, total and permanent disability, retirement or death on the exercisability of the Option. Under each Option Agreement, a Holder shall have the right to appoint any individual or legal entity in writing as his or her beneficiary under the Plan in the event of his death. Such designation may be revoked in writing by the Holder at any time and a new beneficiary may be appointed in writing on the form provided by the Board for such purpose. In the absence of such appointment, the beneficiary shall be the legal representative of the Holder's estate.

(b) Option Period. The term of each Option shall be as specified by the Board or Committee at the date of grant and shall be stated in the Option Agreement; provided, however, that an Option may not be exercised more than one hundred twenty (120) months from the date it is granted.

(c) Limitations on Exercise of Option. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board or Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option; provided, however, that an Option shall be exercisable at the rate of at least twenty percent (20%) per year over five (5) years from the date it is granted. An Option may not be exercisable for fractional shares.

(d) Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Corporation (and any Parent Corporation or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000) (within the meaning of Section 422 of the Code), such excess Incentive Stock Options shall be as Nonqualified Stock Options. The Board or Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Options will constitute Nonqualified Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent Corporation or a Subsidiary, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option, and (ii) such Option by its terms, is not exercisable after the expiration of five (5) years from the date of grant.

(e) Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Board or Committee and shall be stated in the Option Agreement, but such purchase price shall, in the case of Incentive Stock Options, not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted, and, in the case of Nonqualified Stock Options, not be less than the Fair Market Value of the stock at the time the option is granted, except that the price shall be one hundred ten percent (110%) of the Fair Market Value in the case of any person or entity who owns stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its Parent Corporation or Subsidiary.

(f) Options and Rights in Substitution for Stock Options Made by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, who became prior to the effective date of the Plan, employees of the Corporation, of any Parent Corporation or of any Subsidiary as a result of (i) a merger or consolidation of the employing corporation with the Corporation, such Parent Corporation or such Subsidiary, or (ii) the by the Corporation, a Parent Corporation or a Subsidiary of all or a portion of the assets of the employing corporation, or (iii) the acquisition by the Corporation, a Parent Corporation or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

                                   SECTION 8
                       RECAPITALIZATION OR REORGANIZATION

(a) Except as hereinafter otherwise provided, Awards or Grants shall be subject to adjustment by the Board and Committee, each at its discretion, as to the number and price of shares of Common Stock in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Options or Common Stock.

(b) The existence of the Plan and the Awards and/or Grants made hereunder shall not affect in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Corporation, a Parent Corporation or a Subsidiary or their business, any merger or consolidation of the Corporation, a Parent Corporation or a Subsidiary, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, a Parent Corporation or a Subsidiary, or any sale, lease, exchange or other disposition of all or any part of their assets or business or any other corporate act or proceeding.

(c) The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if and whenever, prior to the expiration of an Option theretofore granted, the Corporation shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on
Common Stock without receipt of consideration by the    Corporation, the number
of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(d) If the Corporation recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities, and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of such record of the number of shares of Common Stock then covered by such Option.

(e) In the event of a Corporate Change, unless otherwise deemed to be impractical by the Board, then no later than (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii), (v) or (vi) of the definition thereof or (ii) ten business days after any Corporate Change referenced in (iv) of the definition thereof, the Board, acting in its sole discretion without the consent or approval of any Optionee or Grantee, shall act to effect the following alternatives with respect to outstanding Options, which acts may vary among individual Optionees and, with respect to acts taken pursuant to Clause (i) above, may be contingent upon effectuation of the Corporate Change: (A) in the event of a Corporate Change referenced in Clauses
(i), (ii) and (vi), acceleration of exercise for all Options then outstanding so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate; (B) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v) require the mandatory surrender to the Corporation by Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Board, in which event the Board shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares; (C) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Options then outstanding); (D) in the event of a Corporate change referenced in Clauses
(iii), (iv) and (v), provide that Thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property(including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Corporation, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option; or (E) in the event of a Corporate Change referenced in Clauses
(iii), (iv) and (v), cancel the Options granted if the Fair Market Value of the Common Stock underlying the Options is below the Option exercise price.

(f) Except as herein expressly provided, issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted, or the purchase price per share of Common Stock subject to Options.

                                   SECTION 9
                           STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any

Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercised. The Board or Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

                                   SECTION 10
                      AMENDMENT OR TERMINATION OF THE PLAN

The Board or Committee, each in its discretion, may terminate the Plan or any Option or Grant or alter or amend the Plan or any part thereof or any Option from time to time; provided that no change in any Award or Grant previously made may be made which would impair the rights of the Holder or Grantee without the consent of the Holder or Grantee, and provided further, that the Board may not, without approval of the stockholders, amend the Plan:

(a) to increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan upon exercise or surrender of Options or upon Grants;

(b) to change the minimum Option exercise price;

(c) to change the class of employees eligible to receive Awards or Grants, or increase materially the benefits accruing to employees under the Plan;

(d) to extend the maximum period during which Awards may be granted or Grants may be made under the Plan;

(e) to modify materially the requirements as to eligibility for participation in the Plan; or

(f) to decrease any authority granted to the Board hereunder in contravention of Rule 16b-3.

                                   SECTION 11
                                     OTHER

(a) No Right to an Award or Grant. Neither the adoption of the Plan nor any action of the Board, Committee or Designated Officer shall be deemed to give an employee any right to be granted an Option to purchase Common Stock, to receive a Grant or to any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Corporation, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award or Grant.

(b) No Employment Rights Conferred. Nothing contained in the Plan or in any Award or Grant made hereunder shall (i) confer upon any employee any right with respect to continuation of employment with the Corporation or any Parent Corporation or Subsidiary, or (ii) interfere in any way with the right of the Corporation or any Parent Corporation or Subsidiary to terminate his or her employment at any time.

(c) Other Laws; Withholding. The Corporation shall not be obligated to issue any Common Stock pursuant to any Award granted or any Grant made under the Plan at any time when the offering of the shares covered by such Award has not been registered (or exempted) under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Corporation or the Board deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Corporation shall have the right to deduct, in connection with all Awards or Grants, any taxes required by law to be withheld and to require from Grantees and Holders any payments necessary to enable the Corporation to satisfy its withholding obligations as to such Grantee or Holder. The Board or its Committee may, under certain circumstances, permit the Holder of an Award or Grant to elect to surrender, or authorize the Corporation to withhold shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Corporation's withholding obligation, subject to such restrictions as the Board deems necessary to satisfy the requirements of Rule 16b-3 and the Sarbanes-Oxley Act of 2002.

(d) No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Corporation or any Parent Corporation or Subsidiary from taking any corporate action which is deemed by the Corporation or such Parent Corporation or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or any Parent Corporation or Subsidiary as a result of such action.

(e) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative.

(f) Effect of Death, Disability or Termination of Employment. The Option Agreement or other written instrument evidencing an Award shall specify the effect of the death, disability or termination of employment of the Holder on the Award; provided, however, that an Optionee shall be entitled to exercise his Options (i) at least six (6) months from the date of termination of employment with the Corporation if such termination is caused by death or disability, or
(ii) at least thirty (30) days from the date of termination of employment with the Corporation if such termination is caused by reasons other than death or disability. All outstanding Incentive Stock Options will automatically be converted to a nonqualified Stock Option if the Optionee does not exercise the Incentive Stock Option (i) within three (3) months of the date of termination caused by reasons other than death or disability; or (ii) within twelve (12) months of the date of termination caused by disability.

(g) Information to Employees. Optionees and Grantees under the Plan shall receive financial statements annually regarding the Corporation during the period the options are outstanding. The financial statements shall not necessarily be prepared in accordance with Florida law or generally acceptable accounting principle.

(h) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provisions of the Plan or any such Award would disqualify the Plan or such Award hereunder, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(i) Governing Law. The Plan and securities issued under the Plan shall by construed in accordance with the laws of the State of Florida and all applicable federal law.


ADOPTED BY INFE HUMAN RESOURCES, INC.'S BOARD OF DIRECTORS: February 28, 2005.

APPROVED BY THE SHAREHOLDERS:  ____________, 2005.
--------------------------------------------------------------------------


                                  ATTACHMENT A

Number of Shares: ___________        Date of Grant:

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

AGREEMENT made this ___ day of ___________________ 2005, between ________________________ (the "Optionee"), and Infe Human Resources, Inc.(the "Company").

1.	GRANT OF OPTION

The Company, pursuant to the provisions of the 2005 Equity Incentive Plan (the "Plan"), adopted by the Board of Directors on February ___, 2005, the Company hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an option to purchase from the Company all or any part of an aggregate of ____ shares of its $.001 par value common stock, as such common stock is now constituted, at the purchase price of $______ per share. The provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

2.	EXERCISE

The Option evidenced hereby shall be exercisable in whole or in part on or after ___________________ and on or before ___________________, provided that the cumulative number of shares of common stock as to which this Option may be exercised (except in the event of death, retirement, or permanent and total disability, as defined in the Plan) shall not exceed the following amounts:

         Cumulative Number                  Prior to Date
             of Shares                   (Note Inclusive of)
         -----------------               -------------------

The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased;
(ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, or by fully paid and nonassessable common stock of the Company properly endorsed over to the Company, or by a combination thereof, and (iii) by return of this Stock Option Agreement for endorsement of exercise by the Company on Schedule I hereof. In the event fully paid and nonassessable common stock is submitted as whole or partial payment for shares to be purchased hereunder, such common stock will be valued at their Fair Market Value (as defined in the Plan) on the date such shares received by the Company are applied to payment of the exercise price.

3.	TRANSFERABILITY

The Option evidenced hereby is not assignable or transferable by the Optionee other than by the Optionee's will or by the laws of descent and distribution, as provided in the Plan. The Option shall be exercisable only by the Optionee during his lifetime.
                        			Infe Human Resources, Inc.

                  				By:
                  				Name:
ATTEST:           				Title:

------------------------------------
Secretary

Optionee hereby acknowledges receipt of a copy of the Plan, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Board of Directors administering the Plan on any questions arising under such Plan. Optionee recognizes that if Optionee's employment with the Company or any subsidiary thereof shall be terminated without cause, or by the Optionee, prior to completion or satisfactory performance by Optionee (except as otherwise provided in the Plan) all of the Optionee's rights hereunder shall thereupon terminate; and that, pursuant to paragraph 6 of the Plan, this Option may not be exercised while there is outstanding to Optionee any unexercised Stock Option granted to Optionee before the date of grant of this Option.

Dated:_______________               __________________
                                    Optionee
                                    _________________________
                                    Print Name

                                    _______________________
                                    Address
                                   ______________________
                                    Social Security No.

------------------------------------------------------------------------
                                ATTACHMENT B

                               NOTICE OF EXERCISE

To:      Infe Human Resources, Inc.

(1) The undersigned hereby elects to purchase ________ shares of Common Shares (the "Common Shares"), of Infe Human Resources, Inc. pursuant to the terms of the attached Non-Qualified Stock Option Agreement, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Shares in the name of the undersigned or in such other name as is specified below:

                           _______________________________
                           (Name)

                           _______________________________
                           (Address)
                           _______________________________

                           Dated:______________________________